UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2008


                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

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            Delaware                     000-27969               94-3180138
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 (State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


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                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 467-1900


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective February 27, 2008, the Compensation Committee (the "Committee") of the Board of Directors of Immersion Corporation ("Immersion"), established 2008 salaries for Immersion's Chief Executive Officer and Chief Financial Officer, and its Senior Vice President and General Manager, Immersion Medical (collectively, the "Named Executive Officers"). The base salaries for 2008 for the Named Executive Officers are as follows:

         Victor Viegas, President and Chief Executive Officer                                         $300,000
         Stephen Ambler, Chief Financial Officer and Vice President, Finance                          $220,667
         Richard Vogel, Senior Vice President and General Manager, Medical                            $240,786

         Also on February 27, 2008, the Committee approved grants of options to the Named Executive Officers to purchase the number of shares of Common Stock set forth opposite their name:

         Victor Viegas, President and Chief Executive Officer                                        10,000 shares
         Stephen Ambler, Chief Financial Officer and Vice President, Finance                         14,000 shares
         Richard Vogel, Senior Vice President and General Manager, Medical                           14,000 shares

         The Committee also granted options to purchase 10,000 shares, to each of Anne DeGheest, John Hodgman, Emily Liggett, Jack Saltich and Robert Van Naarden, all non-employee directors.

         Each option will be granted effective as of March 3, 2008, with an exercise price equal to $8.61, the closing price of Immersion's common stock on the Nasdaq Stock Market on March 3, 2008. For Messrs. Viegas, Ambler and Vogel, twenty-five percent (25%) of each option vests one year following the vesting commencement date, with the remaining portion of the option vesting monthly thereafter in 36 substantially equal installments. For the non-employee directors, 100% of each option will vest one year following the vesting commencement date. The vesting commencement date of each option is February 27, 2008. The options granted to each of Immersion's non-employee directors will accelerate and vest in full in the event of a change of control of Immersion. The options expire on March 3, 2018. Each option was granted pursuant to Immersion's 2007 Stock Option Plan and the standard form of option agreement used for the grant of options under such plan.

         Also on February 27, 2008, the Committee awarded cash bonuses to Messrs. Viegas, Ambler and Vogel in amounts of $75,000, $10,000 and $20,000, respectively. These bonuses are payable on March 6, 2008, Immersion's next regularly scheduled payday. The Committee elected to pay Mr. Viegas this bonus in recognition of Mr. Viegas' role in leading Immersion to achieve its corporate goals in 2007. The bonuses paid to Messrs. Ambler and Vogel are paid at the recommendation of Immersion's Chief Executive Officer to compensate those officers for their performance in achieving Immersion's corporate goals in 2007. The bonuses paid to Messrs. Viegas and Ambler are in addition to the amounts received under their executive incentive plans for fiscal 2007, which were $0 and $10,712, respectively.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 IMMERSION CORPORATION


Date:  March 4, 2008             By:  /s/ Stephen M. Ambler
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                                     Stephen M. Ambler
                                     Chief Financial Officer and Vice
                                     President, Finance